UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 8.01 herein is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above in Item 8.01 herein is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

Effective July 7, 2020, Viking Energy Group, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Granite Global Value Investments Ltd., a British Virgin Islands corporation (the “Investor”), pursuant to which the Company agreed to issue to the Investor (i) a Promissory Note Dated July 3, 2020 (the “Note”), in the principal amount of $500,000, and (ii) 1,600,000 shares of the Company’s common stock (the “Shares”). The Note was funded by the Investor on July 7, 2020, and on such date pursuant to the SPA, the Company reimbursed the Investor for expenses for legal fees and due diligence of $5,900, receiving net funding of $494,100. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The Note matures on the earlier of (i) 180 days after the date of the Note, or (ii) the completion of the Company’s up-listing to a national stock exchange, whether via merger or otherwise, if repayment of the Note is required by a third party. The Note accrues interest at 12% per annum, with interest due at maturity, and the Note is convertible into shares of the Company’s common stock at a fixed conversion price of $0.15; provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the Investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may be waived by the Investor upon the provision of 61 days’ notice to the Company.

The sale of the Shares to the Investor was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation, the Investor was an accredited investor, and the issuance did not involve a public offering.

The foregoing descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA and the Note, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1*+	Securities Purchase Agreement, dated July 3, 2020, by and between Granite Global Value Investments Ltd. (Purchaser) and Viking Energy Group, Inc.
99.2*	$500,000 Promissory Note, issued by Viking Energy Group, Inc. to Granite Global Value Investments Ltd., dated July 3, 2020

* Filed herewith.

+ Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Date: July 8, 2020	By:	/s/ James Doris
	Name:	James Doris
	Title:	President & CEO

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